UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	December 20, 2006

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

3210 Eagle Run Drive, N.E., Suite 100 Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (616) 776-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting.

(d)  On December 20, 2006, the Company took definitive action to cause the listing of its common shares on the American Stock Exchange (“AMEX”) to be withdrawn by giving notice of its intent to the AMEX. Subject to shareholder approval, the Company’s Board of Directors previously determined to voluntarily withdraw its common shares from listing on the AMEX effective on or about January 23, 2007, the scheduled date of Meritage’s special meeting of shareholders to vote on a reverse stock split transaction. Meritage’s Board of Directors is proposing a going private transaction by means of a 1-for-300 reverse stock split of the Company’s issued and outstanding common shares followed immediately by a 300-for-1 forward stock split of the common shares. If the transaction is approved by shareholders at the special meeting, Meritage will have fewer than 300 shareholders, and intends to terminate the registration of its common shares with the U.S. Securities and Exchange Commission. On December 20, 2006, Meritage issued as press release regarding the above information.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Document
99	The press release described in Item 3.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITAGE HOSPITALITY GROUP INC.

Date: December 20, 2006	By:	/s/ James R. Saalfeld
James R. Saalfeld
Vice President & Chief Administrative Officer